WADDELL & REED FUNDS, INC.
                                   Class Y Shares

       The formula used to calculate the average annual total return is:

              n
      P(1 + T)  = ERV

       Where :  P = $1,000 initial payment
                T = Average annual total return
                n = Number of years
              ERV = Ending redeemable value of the $1,000 investment for the periods shown.

For the period from December 27, 1995 through March 31, 1997

Total Return Fund

     P   = $1,000
     n   = 1.260
     ERV = $1,277.13, and
     T   = 21.42%

Growth Fund

     P   = $1,000
     n   = 1.260
     ERV = $944.82, and
     T   = -4.40%

Limited-Term Bond Fund

     P   = $1,000
     n   = 1.260
     ERV = $1,050.13, and
     T   = 3.96%

Municipal Bond Fund

     P   = $1,000
     n   = 1.260
     ERV = $1,048.70, and
     T   = 3.85%

International Growth Fund

     P   = $1,000
     n   = 1.260
     ERV = $1,273.19, and
     T   = 21.12%

Asset Strategy Fund

     P   = $1,000
     n   = 1.260
     ERV = $1,018.52, and
     T   = 1.47%

For the period from April 1, 1996 through March 31, 1997

Total Return Fund

     P   = $1,000
     n   = 1
     ERV = $1,194.48, and
     T   = 19.45%
Growth Fund

     P   = $1,000
     n   = 1
     ERV = $907.54, and
     T   = -9.25%

Limited-Term Bond Fund

     P   = $1,000
     n   = 1
     ERV = $1,055.25, and
     T   = 5.53%

Municipal Bond Fund

     P   = $1,000
     n   = 1
     ERV = $1,067.95, and
     T   = 6.80%

International Growth Fund

     P   = $1,000
     n   = 1
     ERV = $1,241.19, and
     T   = 24.12%

Asset Strategy Fund

     P   = $1,000
     n   = 1
     ERV = $1,021.03, and
     T   = 2.10%